UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2022
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Exicure, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL 60614
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement

Side Letter to Securities Purchase Agreement

As previously announced, on September 26, 2022, Exicure, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with CBI USA, Inc. (“CBI USA”), pursuant to which the Company agreed to issue and sell to CBI USA in a private placement an aggregate of 3,400,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $1.60 per share (the “Private Placement”). On October 31, 2022, the Company and CBI USA entered into a Side Letter to Securities Purchase Agreement (“Side Letter”), pursuant to which the parties further confirmed and clarified certain agreements between the parties under the Securities Purchase Agreement, including, among other things, CBI USA’s rights to designate a majority of the Board of Directors of the Company immediately after the closing of the Private Placement and CBI USA’s ability to exercise such director designation rights together with its affiliates as a group, provided that such director designation rights are in compliance with Nasdaq Listing Rule 5640.

The foregoing description of the Side Letter is qualified in its entirety by reference to the Side Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Side Letter to Securities Purchase Agreement, dated October 31, 2022, by and between Exicure, Inc. and CBI USA, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2022	EXICURE, INC.

	By:	/s/ Elias D. Papadimas
Elias D. Papadimas
Chief Financial Officer